                                                                   Exhibit 10.4

                          STOCKHOLDER RIGHTS AGREEMENT

         This Stockholder Rights Agreement, dated as of September____, 1996 (the "Agreement"), is made and entered into by and between Document Sciences Corporation, a Delaware corporation (the "Company") and Xerox Corporation, a New York corporation (the "Stockholder").

         WHEREAS, the Stockholder presently owns 7,143,000 shares, or approximately 84%, of the Company's outstanding Common Stock;

         WHEREAS, the Company has filed a registration statement under the 1933 Act for the initial public offering of its Common Stock ("IPO"), and the Stockholder has agreed and intends to sell 388,500 shares of the Company's Common Stock in the Company's initial public offering; and

         WHEREAS, the Company and the Stockholder have reached an agreement as to the Stockholder's rights to have its Shares registered under the 1933 Act and wish to set forth in this Agreement their agreement as to such registration rights and as to certain other matter pertaining to the Shares;

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, and for other valuable consideration, the Company and the Stockholder agree as follows:

         1. DEFINITIONS. The Company's Common Stock, $.001 par value, and any other securities of the Company convertible into or exchangeable for the Company's Common Stock are hereinafter referred to as the "Common Stock" and the shares of Common Stock beneficially owned by the Stockholder are hereinafter referred to as the "Shares." For purposes of this Agreement, the terms "beneficial ownership," "person," "affiliate," and "solicitation" shall have the meanings ascribed to such terms in Rules 12b-2 and 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"). Each of the terms "Securities Act" and "1933 Act" means the Securities Act of 1933, as amended. The term "Prospectus" means the prospectus in the form first used to confirm sales of shares of Common Stock in the IPO. The term "SEC" means the Securities and Exchange Commission.

         2. EFFECTIVE DATE. The effective date of this Agreement shall be the date the registration statement for the IPO filed under the Securities Act is declared effective by the SEC.

         3.       TERMINATION OF SECTION 4. The provisions of Article 4 (except
Section 4.4) will terminate on the date on which all of the Shares beneficially owned by the Stockholder may be sold in a three month period without registration under the 1933 Act.
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         4.       REGISTRATION RIGHTS.

         4.1      Piggyback Registration.

                  4.1.1 In the event that the Company proposes to register any shares of Common Stock under the 1933 Act (other than for an offering primarily or exclusively to employees or in connection with the acquisition of the assets or shares of, or merger or consolidation with, another corporation) and a registration form is available for use which may also be used for the registration of the Shares held by the Stockholder (a "Piggyback Registration"), the Company shall notify the Stockholder at least 30 days prior to the filing of any such registration form with the SEC, and will use its best efforts to include in such registration all such Shares with respect to which the Company has received written request for inclusion within 10 days after such notice. Each such request shall contain an undertaking from the Stockholder to provide all such information and material and to take all such actions as may be required by the Company in order to permit the Company to comply with all applicable federal and state securities laws.

                  4.1.2 The Stockholder shall pay all sales commissions or similar selling charges with respect to Shares sold by the Stockholder pursuant to a Piggyback Registration. The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel and accountants for the Company and the Stockholder in connection with a Piggyback Registration.

                  4.1.3 If a Piggyback Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares requested to be included in such Registration exceeds the number which can be sold in such offering or will have a material adverse effect on the price of the Common Stock to be sold, the Company will include in such Registration (a) first, shares of Common Stock the Company proposes to sell and (b) second, Shares that the Stockholder has requested to be included pursuant hereto; provided, however, that without the consent of the Stockholder, the number of Shares included shall not amount to less than 30% of the total number of shares of Common Stock included in the registration; provided, further, that this 30% minimum will not apply to the Company's initial public offering (the "IPO").

         4.2      Demand Registration.

                  4.2.1 Subject to the terms of this Section 4.2, at any time after 365 days after the date of the Prospectus for the Company's initial public offering, the Stockholder may request registration of Shares under the 1933 Act (a "Demand Registration"); provided, however, that in the event that the Company, itself, proposes to register any shares of Common Stock, such registration shall instead be deemed to be and treated as a Piggyback Registration under the provisions of Section 4.1 hereof. Within 20 days after receipt by the Company of such request (a "Demand Request") (which Request shall specify the number of Shares proposed to be registered), the Company shall thereafter, as expeditiously as practicable, but in any event within 60 days,
(a) file with the SEC under the 1933 Act a registration statement on the appropriate form concerning

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all Shares specified in the Demand Request (the "Requested Shares") and (b) use
its best efforts to cause such registration statement to be declared effective.

                  4.2.2 The Company shall not be obligated (a) to comply with more than three requests by the Stockholder for a Demand Registration, (b) to file a registration statement within 12 months after the closing of the IPO or within 6 months after the effective date of any registration statement filed by the Company (other than for an offering primarily or exclusively to employees or in connection with the acquisition of the assets or shares of, or merger or consolidation with, another corporation and other than any registration statement on Form S-3), whether pursuant to this Section 4.2 or otherwise or (c) to include any Shares held by the Stockholder unless (i) the Stockholder shall have promptly furnished the Company with all information and statements about or pertaining to such Stockholder in such detail as is deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement and (ii) the Stockholder shall have executed all affidavits and shall have provided all letters, documents and undertakings relating thereto as is deemed necessary or appropriate by the Company, its counsel and/or the underwriter(s), in connection with such registration statement, the related filings and underwriting.

                  4.2.3 If a Demand Registration is an underwritten offering and the managing underwriters advise the Company and the Stockholder in writing that in their opinion the number of Shares to be included in such registration exceeds the number which can be sold in such offering or will have a material adverse effect on the price of the shares to be sold, then the amount of Shares that may be included in such registration shall be reduced accordingly; provided, however, that, without the consent of the Stockholder, the number of Shares included shall not amount to less than 30% of the total number of shares of Common Stock included in the registration. If a Demand Registration is an underwritten offering, the Company will enter into an underwriting agreement containing conventional representations, warranties, conditions and indemnification provisions with any underwriter which acquires Shares from the Stockholder.

                  4.2.4 If the Requested Shares sold pursuant to this Agreement require registration or qualification with or approval of any federal or state governmental official or authority other than registration under the 1933 Act before such Requested Shares may be sold, the Company will take all actions reasonably required in connection with such registration or qualification and will use its best efforts to cause any such Requested Shares to be duly registered, qualified or approved as may be required; provided, however, that the Company shall not be required (a) to qualify as a foreign corporation in any jurisdiction, (b) to subject itself to taxation in any such jurisdiction, (c) to register as a securities broker or dealer in any jurisdiction, or (d) to modify in any material respect any business policy or practice (including with respect to the payment of compensation or other benefits).

                  4.2.5 The Company will deliver to the Stockholder such reasonable number of copies of a definitive prospectus included in such Demand Registration and of any revised or supplemental prospectus filed as the Stockholder may from time to time reasonably request during the period in which the Company is required to keep such registration statement effective. The

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Company shall file post-effective amendments or supplements to each such registration statement for a period of not more than 120 days (extended by such number of days as the Stockholder is requested by the Company or the Underwriters to stand back from the market) or such shorter period as is necessary for the distribution described in such registration statement to be completed in order that the registration statement may be effective at all times during such period and at all times during such period comply with various applicable federal and state securities laws, after which time the Company may withdraw such Requested Shares from registration to the extent not sold.

                  4.2.6 The Stockholder shall pay all sales commissions or similar selling charges with respect to Shares sold pursuant to a Demand Registration. The Company shall pay all fees and disbursements of the Company's counsel and accountants. The registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses and all other expenses incurred in connection with the Demand Registration including fees and disbursements of Stockholder's counsel shall be paid as follows: (i) with respect to the first demand registration, the Company shall pay all such fees and expenses; (ii) with respect to the second demand registration, the Company and the Stockholder shall each pay half of all such fees and expenses; and (iii) with respect to the third demand registration, the Stockholder shall pay all such fees and expenses.

         4.3 Form S-3 Registration. In case the Company shall receive from the Stockholder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Shares, then the Company will:

                  4.3.1 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion the Shares as are specified in such request of; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.3:

                  (a) if Form S-3 is not available for such offering by the Stockholder;

                  (b) if the Company shall furnish to the Stockholder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 120 days after receipt of the request of the Stockholder under this
Section 4.3;

                  (c) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Stockholder pursuant to this Section 4.3; or

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                  (d)      in any particular jurisdiction in which the Company
would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  4.3.2 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Shares and other securities so requested to be registered pursuant to this Section 4.3 as soon as practicable after receipt of the request of the Stockholder for such registration. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 4.3, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the Stockholder and counsel for the Company.

                  4.3.3 Form S-3 registrations shall not be deemed to be demand registrations as described in Section 4.2 above.

         4.4 Reporting. With a view to making available to the Stockholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public on Form S-3 or without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                  4.4.1 At all times after the effective date of the IPO make and keep public information available, as those terms are understood and defined in SEC Rule 144 under the Securities Act and Item I.A.3 of Form S-3 or any similar or analogous rule or form;

                  4.4.2 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and 1934 Act; and

                  4.4.3 So long as the Stockholder owns any Shares, furnish to the Stockholder forthwith upon written request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

The Company agrees that upon receiving notice from the Stockholder of its intention to avail itself of benefits of Rule 144 or any similar or analogous rule, or of Section 4.3 above, the Company will as soon as practicable comply with the information and reporting requirements of this Section 4.4 if, despite the Company's best efforts to effect ongoing compliance, there shall have been any failure or lapse in fulfilling the reporting and information requirements of this Section.

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         4.5      Assignment of Registration Rights. The rights to cause the
Company to register Common Stock pursuant to this Section 4 may be assigned by the Stockholder to a transferee or assignee of such securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assigned is restricted under the 1933 Act and the transferee or assignee shall have agreed in writing to be bound by the terms and conditions of this Agreement.

         5.       INDEMNIFICATION.

                  5.1.1 Notwithstanding Section 8 of the Underwriting Agreement (the "Underwriting Agreement"), dated September __, 1996 among the Company, the Stockholder and the other selling stockholders named in Schedule II thereto (the "Selling Stockholders") and the several underwriters regarding indemnification, the Company and the Stockholder agree with respect to indemnification thereunder as follows. The Company will indemnify and hold the Stockholder harmless against any losses, claims, damages or liabilities to which the Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the registration statement for the IPO (the "Registration Statement") or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any breach of any representation or warranty made by the Company in the Underwriting Agreement or any breach by the Company of, or noncompliance by the Company with or nonperformance or nonfulfillment by the Company of, any term, condition, covenant, obligation, agreement, or restriction contained in the Underwriting Agreement; [or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state or local "blue sky" or securities laws or any rules or regulations promulgated under any of them, it being agreed that indemnification under this subsection 5.1.1(iii) is a continuing obligation and is not limited to the IPO; provided, however, that this subsection 5.1.1(iii) shall not apply to a loss, claim, damage or liability for which indemnity is provided under subsections 5.1.1(i) or (ii) above; and provided further that if in the future the Company and the Stockholder enter into a definitive indemnity and/or contribution agreement concerning a particular transaction (such as in respect of a secondary offering) such other agreement shall control the rights and obligations of the parties with respect to such other transaction;] and will reimburse the Stockholder for any legal or other expenses reasonably incurred by the Stockholder in connection with investigating or defending any such action or claims as such expenses are incurred; provided, however, that the Company shall not be liable for the legal expenses of more than one counsel for the Stockholder; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein.

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such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein.

                  5.1.2 The Stockholder will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of the Stockholder pursuant to this subsection 5.1.2 shall not exceed the product of the number of Shares sold by the Stockholder including any option Shares and the initial public offering price of the Shares as set forth in the Prospectus.

                  5.1.3 Promptly after receipt by an indemnified party under subsection 5.1.1 or 5.1.2 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under such subsection (unless the failure so to notify prejudices the ability of the indemnifying party to defend the action). The indemnifying party shall not be liable to the indemnified party under such subsection for any legal expenses of other counsel or any other expenses in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party fails to assume the defense of the indemnified party promptly following notice with counsel reasonably satisfactory to the indemnified party, which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  5.1.4 If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection 5.1.1 or 5.1.2 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then

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proportion as is appropriate to reflect the relative benefits received by the
Company on the one hand and the Stockholder on the other from, as applicable, the offering of the Shares, or [in the case of indemnification under subsection 5.1.1(iii), another transaction (if any) in which the Stockholder receives a monetary benefit]. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection 5.1.3 above, then the indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Stockholder on the other in connection with such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. [In the case of indemnification under subsection 5.1.1(i) and (ii) and 5.1.2,] the relative benefits received by the Company on the one hand and the Stockholder on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under the Underwriting Agreement (before deducting expenses) received by the Company on the one hand and the Stockholder on the other hand. The relative fault shall be determined by reference to, among other things, whether the alleged violation or untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Stockholder agree that it would not be just and equitable if contributions pursuant to this subsection 5.1.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 5.1.4 [including the consideration, in particular pertaining to indemnity under subsection 5.1.1(iii), that benefits are not received by the Stockholder in the case of alleged violations by the Company.] The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 5.1.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other terms of this subsection 5.1.4, the Stockholder's liability pursuant to this subsection 5.1.4 shall not exceed the product of the number of Shares sold by the Stockholder including any optional Shares and the initial public offering price of the Shares as set forth in the Prospectus.

                  5.1.5 The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Stockholder and to each person, if any, who controls the Stockholder within the meaning of the Securities Act; and the obligations of the Stockholder under this Section 5 shall be in addition to any liability which the Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

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
to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

         6. INJUNCTIVE AND OTHER RELIEF. The Company and the Stockholder agree that in the event that the Stockholder breaches this Agreement, the Company will be irreparably harmed and will be entitled to injunctive relief and specific enforcement in addition to any other remedy which it may have at law or in equity.

         7. ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes any and all prior discussions, agreements, and understandings between or among them with respect thereto, and no party shall be bound by any condition, definition, warranty or representation, other than those expressly set forth or provided for in this Agreement or in any document or instrument delivered pursuant to this Agreement, or as may be set forth in writing and signed by the party or parties to be bound thereby on or subsequent to the date hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company and the Stockholder.

         8. GOVERNING LAW. This Agreement shall be governed by Delaware law (excluding the choice of law provisions).

         9. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of this Agreement shall remain operative and in full force and effect. If any provision contained in this Agreement is invalidated or becomes inoperative because of a change in law, the parties hereto will use their best efforts to adopt an appropriate substitute (if any) for such provision consistent with the intent of the parties.

         10. BINDING EFFECT OF AGREEMENT. The terms of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective subsidiaries, parents or other affiliated entities, agents, attorneys, heirs, executors, successors, representatives and assigns.

         11. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or certified or registered mail, return receipt requested, to the following addresses: (a) if to the Company to Document Sciences Corporation, 6333 Greenwich Drive, Suite 100, San Diego, California 92122, Attention: President and CEO, with a copy to Mark A. Bertelsen, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; and
(b) if to the Stockholder, to Xerox Corporation, P. O. Box 1600, 800 Long Ridge Road, Stamford, Connecticut 06904, Attention: Senior Vice President and General Counsel; or to such other person or persons or to such other address or addresses as may be designated by one to the other.

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         12.      THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             DOCUMENT SCIENCES CORPORATION


                                             By:
                                                ---------------------------
                                                Tony N. Domit, President and
                                                Chief Executive Officer


                                             XEROX CORPORATION


                                             By:
                                                ---------------------------
                                                Colin J. O'Brien
                                                Its:  Vice President

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